UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2020

AECOM

(Exact name of Registrant as specified in its charter)

Delaware	0-52423	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1999 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ACM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.02. Termination of a Material Definitive Agreement.

On August 31, 2020, AECOM Global II, LLC (the “Issuer”), a subsidiary of AECOM (the “Company”), redeemed all of its outstanding 5.000% Senior Notes due 2022 (the “Notes”), in an aggregate principal amount of $248,522,000 (the “Redemption”). The redemption price of the Notes was 106.835% of the outstanding aggregate principal amount, plus accrued and unpaid interest thereon to, but not including, the redemption date. The Notes were issued and the Redemption was effected pursuant to that certain Indenture, dated as of March 15, 2012, as supplemented by the Second Supplemental Indenture, dated as of March 15, 2012, the Third Supplemental Indenture, dated as of May 14, 2012, the Fourth Supplemental Indenture, dated as of September 24, 2012, and the Fifth Supplemental Indenture, dated as of October 17, 2014, each by and between the Issuer, as successor in interest to URS Corporation and URS Fox US LP, U.S. Bank National Association, as trustee, and the other parties thereto.

On August 31, 2020, the Company issued a press release regarding the Redemption. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by AECOM on August 31, 2020
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AECOM
Dated: August 31, 2020	By:	/s/ David Y. Gan
David Y. Gan
Executive Vice President, Chief Legal Officer